SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Section 240.14a-12


                          PANAMERICAN BEVERAGES, INC.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

          ---------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------

     (4)  Date Filed:

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          THE FOLLOWING IS THE TEXT OF A JOINT PRESS RELEASE ISSUED BY
PANAMERICAN BEVERAGES, INC. AND COCA-COLA FEMSA, S.A. DE C.V. ON
FEBRUARY 5, 2003:


                        U.S. ANTITRUST REGULATOR CLEARS
                    COCA-COLA FEMSA ACQUISITION OF PANAMCO

Mexico City, Mexico, and Miami, Fl, February 5, 2003 - Coca-Cola FEMSA, S.A. de C.V. ("Coca-Cola FEMSA") and Panamerican Beverages, Inc. ("Panamco") today announced that they have received notice that the waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act with respect to the proposed acquisition by Coca-Cola FEMSA of Panamco has been terminated early. The closing of the proposed acquisition remains subject to the satisfaction or waiver of other conditions. These conditions are described in the preliminary proxy statement filed by Panamco with the U.S. Securities and Exchange Commission on January 30, 2003.


                                     # # #

About Coca-Cola FEMSA
Coca-Cola FEMSA, S.A. de C.V. produces Coca-Cola, Sprite, Fanta, Lift and other trademark beverages of The Coca-Cola Company in the Valley of Mexico and the Southeast Territories in Mexico and in the Buenos Aires Territory in Argentina. The Company has eight bottling facilities in Mexico and one in Buenos Aires and serves more than 283,650 retailers in Mexico and 76,400 retailers in the greater Buenos Aires area. Coca-Cola FEMSA currently accounts for approximately 3.4% of Coca-Cola global sales, 25.0% of all Coca-Cola sales in Mexico and approximately 36.5% of all Coca-Cola sales in Argentina. The Coca-Cola Company owns a 30% equity interest in Coca-Cola FEMSA.

About Panamco
Panamco is the largest soft drink bottler in Latin America and one of the three largest bottlers of Coca-Cola products in the world. The Company produces and distributes substantially all Coca-Cola soft drink products in its franchise territories in Mexico, Brazil, Colombia, Venezuela, Costa Rica, Nicaragua, Guatemala and Panama, along with bottled water, beer and other beverages in some of these territories. Panamco is an anchor bottler of The Coca-Cola Company.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On January 30, 2003, Panamerican Beverages, Inc. filed with the Securities and Exchange Commission a preliminary proxy statement regarding the proposed business combination transaction referred to in the foregoing information. In addition, Panamerican Beverages, Inc. will prepare and file with the SEC a definitive proxy statement and other documents regarding the proposed transaction. Investors and security holders are urged to read the definitive proxy statement, when it becomes available, because it will contain important information. The definitive proxy statement will be sent to shareholders of Panamerican Beverages, Inc. seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when it is available) and other documents filed with the SEC by Panamerican Beverages, Inc. at the SEC's website at www.sec.gov. The definitive proxy statement (when it is available) and these other documents may also be obtained for free from Panamerican Beverages, Inc. by directing a request to Laura I. Maydon (lmaydon@panamcollc.com). Free copies of documents filed with the SEC by Coca-Cola FEMSA, S.A. de C.V. may be obtained at the SEC's website at www.sec.gov or by directing a request to Alfredo Fernandez (afernandeze@kof.com.mx).

CERTAIN INFORMATION CONCERNING PARTICIPANTS


A detailed list of names, affiliations and interests of participants in the solicitation of proxies of Panamerican Beverages, Inc. to approve the proposed business combination is included in the preliminary proxy statement.

CONTACTS


COCA-COLA FEMSA INVESTOR RELATIONS

Guillermo Gonzalez Camarena No. 600, Col. Centro de Ciudad Santa Fe 01210, Mexico D.F., Mexico

         Alfredo Fernandez / (52) 55 5081 51 20 / afernandeze@kof.com.mx



Panamco Investor Relations

701 Waterford Way, Suite 800, Miami, FL 33126

         Laura Maydon / 305 929 0867 / lmaydon@panamcollc.com